UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): June 2, 2021

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Registrant’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2021, Aixin Life International, Inc. (“we”, “us” or the “Company”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Quanzhong Lin, the Chairman and President of our Company and the holder of a majority of the shares of our outstanding common stock, Ting Li and Xiao Ling. Pursuant to the Transfer Agreement, we have agreed to purchase Chengdu Aixin Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy. Consummation of the acquisition is subject to the satisfaction or waiver of certain conditions, including the approval of the independent members of our Board of Directors which was obtained at a meeting held on May 28, 2021.

Under the terms of the Transfer Agreement, we have agreed to purchase all of the outstanding equity of nine entities (the “Pharmacy Cos”), each of which is the owner and operator of a pharmacy located in Chengdu for an aggregate purchase price of RMB 34,635,845 or US$5,308,257 based on an exchange rate of RMB/ US$ 6.5249 yuan per dollar on December 31, 2020. The purchase price will be reduced by an amount equal to any amounts paid or distributed by any of the Pharmacy Cos to Mr. Lin or Ting Li and Xiao Ling after December 31, 2020 and increased by an amount equal to any monies they contributed to any of the Pharmacy Cos after such date. Mr. Lin owns in excess of 95% of the outstanding equity the Pharmacy Cos. The balance is owned by Ting Li and Xiao Ling.

The names of the Pharmacy Cos to be acquired and the location of each pharmacy are follows:

Pharmacy Name	Address
Chengdu Aixintang Pharmacy Co., Ltd. Jianyang Branch	Room 4, 1/F, Building 3, (Haishang Huayuan), No. 17 Gongyuanhou Street, Jiancheng Town, Jianyang City
Chengdu Aixintang Pharmacy Co., Ltd. Mianyang Branch	No. 68 East Section of Linyuan Road, Fucheng District, Mianyang City
Chengdu Aixintang Liucheng Pharmacy Co., Ltd.	No. 99 East Section of Liucheng Avenue, Wenjiang District, Chengdu City
Chengdu Aixintang Pharmacy Co., Ltd. Xinjin Branch	No. F1-4, No. 69 Zhengdong Street, Wujin Town, Xinjin County
Chengdu Aixintang Pharmacy Co., Ltd.	No. 9, 1/F, Building 5, Hongxing International, No. 9 Qingyun West Street, Jinjiang District, Chengdu City
Qionglai Weide Pharmacy	No. 40 Yudai Street, Linqiong Town, Qionglai City
Chengdu Wenjiang Aixinhui Pharmacy Co., Ltd.	No. 301 Linquan North Street, Wenjiang District, Chengdu City
Chengdu Beibang Pharmacy Co., Ltd.	No. F55, No. 6 Xingyuan 3rd Road, Wujin Town, Xinjin County, Chengdu City
Chengdu Xindu District Cundetang Pharmacy Co., Ltd.	No. F54, No. 99 Pihe East Road, Xindu Street, Xindu District, Chengdu City

The first of the nine pharmacies was established in 2016. Each of the pharmacies engages in the retail sale of pharmaceuticals; sales of pre-packaged food and bulk food, health food, dairy products, cosmetics, electronic products, disinfecting supplies, class-I, and class-II medical equipment and the staff at each pharmacy consults with customers regarding common nutrition and health issues, though they are not licensed to make a diagnosis and when appropriate refer customers to a physician.

We received an appraisal from Zhengyuanzin Real Estate Land and Assets Appraisal Co., Ltd. which valued the Pharmacy Cos as of the end of November 30, 2020, at an aggregate amount equal to the purchase price. In reaching a purchase price for the pharmacies, the parties focused on the annual revenues of each pharmacy which is the metric used for private transfers of pharmacies in China. For the twelve months ended November 30, 2020, the aggregate annual operating revenues of the nine pharmacies were RMB 8,328,992. Due to the impact of Covid-19, this included revenues of RMB 5,154,039.60 from the sales of masks. The parties agreed these were extraordinary revenues and the purchase price was based upon normalized annual revenues of RMB 3,463,584 to determine the purchase price of RMB 34,635,845.

The Transfer Agreement contains customary representations, warranties, and covenants of the parties and post-closing indemnities. The representations and warranties set forth in the Agreement generally survive for 18 months following the closing.

The Company expects the closing of the acquisition to occur no later than July 1, 2021.

A copy of the Transfer Agreement is attached as an exhibit to this report on Form 8-K. The foregoing description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Rule 8-04 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information

The pro forma financial information required pursuant to Rule 8-05 and Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

Exhibit No.	Description
10.1	Equity Transfer Agreement with respect to Chengdu Aixin Pharmacy Co., Ltd. and affiliated entities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: June 3, 2021	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer